Exhibit 99.1
CROSS COUNTRY HEALTHCARE TO ATTEND UBS GLOBAL HEALTHCARE CONFERENCE

BOCA RATON, Fla.—October 24, 2024—Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) announced today that it is scheduled to participate in the UBS Global Healthcare Conference taking place November 11-14, 2024 at the Terranea Resort Hotel in Rancho Palos Verdes, CA. John Martins, President & Chief Executive Officer and Josh Vogel, Vice President, Investor Relations will participate in one-on-one investor meetings on Wednesday, November 13. No formal presentation will be made.
About Cross Country Healthcare
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with our core values to create a better future for its people, communities, and its stockholders.
Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.
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For further information, please contact:
Cross Country Healthcare, Inc.
Josh Vogel, Vice President, Investor Relations
561-237-8310
jvogel@crosscountry.com